Exhibit 99.2

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
TO PARTICIPATE IN TWO CONFERENCES
DURING DECEMBER

December 1, 2010 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE: TTI) announced today that it will participate in the Jefferies Global Energy Conference to be held in Houston, Texas, on December 2, and the  Capital One Southcoast 2010 Energy Conference to be held in New Orleans, Louisiana, on December 8. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Joseph M. Abell, TETRA’s Sr. Vice President and Chief Financial Officer, are scheduled to present at the conferences. Presentation slides will be available on TETRA’s website at tetratec.com beginning on the date of each scheduled presentation.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and other products, production testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving, with a concentrated domestic exploration and production business.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com
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